EXHIBIT 10.1

Wm L McMahon Advisors LLC
Interim Chief Financial Officer Agreement

Znergy Incorporated, (the "Company") agrees to engage Wm L McMahon Advisors LLC ("McMahon"") to perform services according to the following terms effective _________, 2017:
I.	Job Description and Responsibilities
A.	McMahonwill be engaged as Interim Chief Financial officer and perform the following services during this engagement, beginning on the effective date of this agreement~~:~~

i)	Manage the accounting, human resources, legal, tax and treasury functions and all projects/tasks related to those areas:
(1)	Manage any third parties to which functions/consulting have been outsourced,
(2)	Manage the internal process of discussing and producing a strategic plan, bridging the communication between senior executive management and the board of directors,
(3)	Function as a critical member of any contract manufacturing or distribution discussions, decisions and implementation;
ii)	Assist in the formulation of the Company's business strategy:
(1)	Responsible for managing the internal process of discussing and producing a strategic plan, bridging the communication between senior executive management and the board of directors,
(2)	Develop milestones and performance measures to gauge the progress of the Company's strategic plan,
(3)	Create operational and cash budgets and forecasts;
iii)	Responsible for finance operations:
(1)	Oversee the issuance of financial statements and other financial/managerial information to parties outside or inside the Company,
(2)	Review, approve and file all Form 8-K, 10-K, 10-Q filings with the Securities Exchange Commission,
(3)	Review, approve and file all other public filings required to be sent to the SEC such as proxy materials, registrations statements, etc.,
(4)	Report financial results to the board of directors and/or other board of director committees;
iv)	Monitor cash balances and cash forecasts:
(1)	Participate in discussions/negotiations for any debt and /or equity financing,
(2)	Set the guidelines with executive management as it relates to financial public disclosures;
v)	Assist in any other areas or assignments as needed or as requested by the board of directors or any member of the management team.

B.	McMahon will provide services at the Company's headquarters or off-site, whenever and wherever feasible.
C.
William McMahon's fees for these services will be $10,000 per month.  Work schedules and time requirements will be agreed in advance with Company management.  The initial term for providing the services will be six (6) months.

II.	Compensation
A.	The initial payment, which will be prorated based on start date, will be due upon execution of this agreement.
B.	McMahon will submit billings monthly for such services. Payments are due within fifteen (15) calendar days from receipt of the invoice.
C.	For approved expense reimbursements, the Company will pay all amounts owed to McMahon no later than fifteen (15) calendar days after receipt of invoice.
D.	McMahon shall not be entitled to health benefits, vacation pay or any other benefits or bonuses not specified in this agreement.
E.
McMahon shall be entitled to receive all reasonable costs and expenses incidental to the collection of approved overdue amounts under this agreement, including but not limited to interest on past due amounts at the rate of 1.5% per month as well as attorneys' fees and court costs throughout all negotiations, trials and appeals.

III.	Relationship of the Parties
A.
The parties agree that McMahon will be serving the Company as an independent contractor for all purposes and not as employees or partners of, or joint ventures with, the Company.  McMahonwill have control over the order and sequence of project work and the specific hours worked, and will not be subject to Company withholding of income or employment taxes.

B.	The Company acknowledges that McMahon may engage in other services during the term.
C.
The Company acknowledges that McMahon's success in performing the services depends on the participation, cooperation, and support of the Company's employees, including without limitation its most senior management.

D.
McMahon's services will not constitute an audit, review, or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA, FICPA or other similar state or national professional bodies.

E.
Neither party will be liable for any delay or failure to perform under this Agreement (other than with respect to payment obligations) if and to the extent such delay or failure is a result of an act of God, war, earthquake, hurricane, act or threat of terrorism, civil disobedience, court order, labor dispute, or other cause beyond such party's reasonable control.

IV.	Termination
A.
The term of this engagement is for six (6) months. However, this agreement may be terminated by either party at any time upon ten (10) days written notice to the other unless McMahon becomes disabled or passes away, then the agreement shall terminate immediately.

B.	Within five (5) calendar days from termination of this agreement, McMahon shall return all company materials, information, data, assets, and equipment.
C.
McMahon retains the right to terminate this agreement immediately upon notice if the Company is engaged in or asks the McMahon to engage in illegal or unethical activity, or to ignore any legal or ethical obligation.

V.	Standard Disclaimers & Limitations of Liability
A.
Confidentiality. McMahon acknowledges that inventions, innovations, software, trade secrets, business plans, financial strategies, finances and all other confidential or proprietary information with respect to the business and operations of the Company are valuable, special and unique assets of the Company. McMahon agrees not to at any time before, during, or after the term of this agreement, disclose, directly or indirectly, to any person or entity, or use or authorize any person or entity to use, any confidential or proprietary information with respect to the company, including without limitation, information as to the financial condition, results of operations, clients, products under development, acquisition strategies, marketing strategies, or any other information relating to the company which could be reasonably regarded as confidential (collectively, "Confidential Information"). Confidential Information does not include information which is or shall be generally available to the public other than as a result of McMahon's disclosure. Company will be entitled to all protections and benefits afforded by the Florida Uniform Trade Secrets Act and other applicable law, including injunctive relief. Upon termination of this agreement, all Confidential Information shall be returned or destroyed by McMahon.

B.
The Company acknowledges that neither McMahon nor its principals, contractors, agents and/or representatives (collectively, "Representatives") is a "broker" or "dealer" within the meaning of Section 3(a)(4) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or any state laws, and is not required, nor by entering into this Agreement or by its performance hereunder shall be required, to register as a broker or dealer.  The Company acknowledges and agrees that McMahon will not be required under the terms of this Agreement to perform any services that McMahon believes in his reasonable judgment might cause him to be required to register as a broker/dealer.

C.
This agreement is not assignable by McMahon. The Company may assign this agreement with notice. As a condition for recovery of any liability, the Company must give McMahon written notice of the alleged basis for liability within thirty (30) days of discovering the circumstances giving rise thereto, in order that McMahon will have the opportunity to investigate in a timely manner and, where possible, correct or rectify the alleged basis for liability; provided that the failure of the Company to give such notice will only affect the rights of the Company to the extent that McMahon is actually prejudiced by such failure

VI.	Miscellaneous Provisions
A.	The provisions concerning payment of the Project Fees, Confidential Information, limitation of liability, and hiring will survive the expiration or any termination of this agreement.
B.	All notices required or permitted to be given under this agreement shall be in writing.
C.
Neither the Company nor McMahon will be deemed to have waived any rights or remedies accruing under this agreement unless such waiver is in writing and signed by the party electing to waive the right or remedy.

D.
This agreement will be governed by and construed in all respects in accordance with the laws of the State of Florida, without giving effect to conflicts-of-laws principles.  Agreed upon venue shall be in Manatee County, Florida. Except for injunctive relief arising from or out of Confidential Information, THE PARTIES HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION ARISING UNDER OF RELATING TO THIS AGREEMENT.

E.
This agreement contains the entire agreement between McMahon and the Company, superseding any prior oral or written statements, proposals, understandings or agreements.  The terms of this agreement are severable, and they may not be amended except in writing signed by McMahon and the Company.  If any portion of this agreement is found to be unenforceable, the rest of the agreement will be enforceable except to the extent that the severed provision deprives either party of a substantial portion of its bargain.  This agreement binds and benefits the successors of McMahon and the Company.

F.	Each person signing below is authorized to sign on behalf of the party indicated, and in each case such signature is the only one necessary.
G.	Any notice of communication provided for herein shall be and writing and shall be deemed to have been given when hand delivered or sent via an overnight courier. The notice addresses are:
(i)	McMahon is:
WM L MCMAHON ADVISORS LLC, 10524 CHEVAL PLACE, BRADENTON, FL 34202
(ii)	The Company is:
VENTURE LEGAL SERVICES, PLLC, 450 KNIGHTS RUN AVE., UNIT 1605, TAMPA, FL 33602

H.	The ACH/wire transfer payment instructions for payments to McMahon are:

Bank:             SunTrust Bank

ABA Number:          061000104 (via ACH)

Account Name:        Wm L McMahon Advisors LLC
Account Number:       1000206631680
Ref:              Sender's Name and Transaction Information

I.	This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.
J.
All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the case may require.  Every covenant, term and provision of this agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto.  This agreement shall not be construed against either party by virtue of a party being deemed the agreement's drafter.

The parties have executed this agreement by their duly authorized representatives as of the respective dates indicated below.

Znergy Incorporated _____________________________ Signature _____________________________	Wm L McMahon Advisors LLC by: William McMahon, its Manager _____________________________ Signature William McMahon Manager